UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 31, 2023
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DANAHER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, NW			20037-1701
Suite 800W
Washington,	DC
(Address of Principal Executive Offices)			(Zip Code)
202-828-0850
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DHR	New York Stock Exchange
1.700% Senior Notes due 2024	DHR 24	New York Stock Exchange
0.200% Senior Notes due 2026	DHR/26	New York Stock Exchange
2.100% Senior Notes due 2026	DHR 26	New York Stock Exchange
1.200% Senior Notes due 2027	DHR/27	New York Stock Exchange
0.450% Senior Notes due 2028	DHR/28	New York Stock Exchange
2.500% Senior Notes due 2030	DHR 30	New York Stock Exchange
0.750% Senior Notes due 2031	DHR/31	New York Stock Exchange
1.350% Senior Notes due 2039	DHR/39	New York Stock Exchange
1.800% Senior Notes due 2049	DHR/49	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Revolving Credit Facility
On August 31, 2023 (the “Closing Date”), Veralto Corporation (“Veralto”), a wholly owned subsidiary of Danaher Corporation (the “Company”), as borrower, entered into a $1.5 billion unsecured five-year credit facility (the “Credit Facility”) with Bank of America, N.A., as Administrative Agent, and a syndicate of lenders from time to time party thereto.
The Credit Facility expires on August 31, 2028 (the “Maturity Date”), subject to a one-year extension option at the request of Veralto and with the consent of the lenders. The Credit Facility also contains an expansion option permitting Veralto to request up to five increases of up to an aggregate additional $500 million from lenders that elect to make such increase available, upon the satisfaction of certain conditions. The description of the Credit Agreement with respect to the Credit Facility (the “Credit Agreement”) set forth herein is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.
Borrowings under the Credit Facility bear interest at Veralto’s option as follows: (i) in the case of borrowings denominated in U.S. dollars, (1) Term SOFR Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to the Term SOFR (as defined in the Credit Agreement) plus a margin of between 79.5 and 130.0 basis points, depending on Veralto’s long-term debt credit rating; and (2) Base Rate Committed Loans and Swing Line Loans (each as defined in the Credit Agreement) bear interest at a variable rate equal to the highest of (a) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1.0%, (b) Bank of America’s “prime rate” as publicly announced from time to time, (c) Term SOFR (based on one-month interest period plus 1.0%) and (d) 1.0%, plus in each case a margin of between 0.0 to 30.0 basis points, depending on Veralto’s long-term debt credit rating; and (ii) in the case of borrowings denominated in euros, Alternative Currency Loans (as defined in the Credit Agreement) bear interest at EURIBOR (as defined in the Credit Agreement) plus a margin of between 79.5 and 130.0 basis points, depending on Veralto’s long-term debt credit rating. In no event will Term SOFR Loans or Alternative Currency Loans bear interest at a rate lower than 0.0%. In addition, Veralto is required to pay a per annum facility fee of between 8.0 and 20.0 basis points (depending on Veralto’s long-term debt credit rating) based on the aggregate commitments under the Credit Facility, regardless of usage.
The Credit Facility requires Veralto to maintain a Consolidated Net Leverage Ratio (as defined in the Credit Agreement) of 3.75 to 1.00 or less; provided, that the maximum Consolidated Net Leverage Ratio will be increased to 4.25 to 1.00 for the four consecutive fiscal quarters following the consummation of any acquisition by Veralto in which the purchase price exceeds $100 million. The Consolidated Net Leverage Ratio will be tested beginning with the first full fiscal quarter ending after the completion of the previously announced separation of the Company’s Environmental & Applied Solutions business into Veralto (the “Separation”).
Borrowings are not permitted under the Credit Facility until completion of the Separation. Borrowings under the Credit Facility are prepayable at Veralto’s option in whole or in part without premium or penalty. Amounts borrowed under Credit Facility may be repaid and reborrowed from time to time prior to the Maturity Date.
Veralto’s obligations under the Credit Facility are unsecured. Veralto has unconditionally and irrevocably guaranteed the obligations of each of its subsidiaries in the event a subsidiary is named a borrower under the Credit Facility. The Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of Veralto and certain of its subsidiaries to: incur liens; incur indebtedness; make restricted payments; sell or otherwise dispose of Veralto’s or any subsidiary’s assets; enter into certain mergers or consolidations; and use proceeds of borrowings under the Credit Facility for other than permitted purposes. These covenants are subject to a number of important exceptions and qualifications. Certain changes of control with respect to Veralto would constitute an event of default under the Credit Facility; provided, that the Separation shall not constitute a change of control. Upon the occurrence and during the continuance of an event of default, the lenders may terminate any unfunded commitments and declare the outstanding advances and all other obligations under the Credit Facility immediately due and payable.
Veralto intends to use the Credit Facility as liquidity support for Veralto’s planned commercial paper program and for general corporate purposes.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.	Description

10.1
Credit Agreement, dated as of August 31, 2023, among Veralto Corporation, certain of its subsidiaries party thereto, Bank of America, N.A., as Administrative Agent, and the lenders referred to therein.

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date:	August 31, 2023	By:	/s/ James F. O’Reilly
James F. O’Reilly
Vice President, Deputy General Counsel and Secretary